EXHIBIT 4.1
CERTIFICATE OF
LIMITED PARTNERSHIP
FOR ATLAS RESOURCES SERIES 28-2010 L.P.

Delaware
The First State
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “ATLAS RESOURCES SERIES 28-2010 L.P.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF MARCH, A.D. 2010, AT 11:30 O’ CLOCK A.M.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State

4798852 8100	AUTHENTICATION: 7866449

100274941	DATE: 03-12-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

•	First: The name of the limited partnership is
ATLAS RESOURCES SERIES 28-2010 L.P.
•	Second: The address of its registered office in the State of Delaware is
110 S. POPLAR STREET, SUITE 101 in the city of
WILMINGTON, DELAWARE 19801
The name of the Registered Agent at such address is ANDREW M. LUBIN
•	Third: The name and mailing address of each general partner is as follows:
ATLAS RESOURCES, LLC
MANAGING GENERAL PARTNER
WESTPOINT CORPORATE CENTER ONE
1550 CORAOPOLIS HEIGHTS ROAD, SUITE 300
MOON TOWNSHIP, PA 15108
•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of March 10, 2010.

By:	Atlas Resources, LLC General Partner

/s/ Karen A. Black Karen A. Black, Vice President —
Partnership Administration

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 03/12/2010
FILED 11:30 AM 03/12/2010
SRV 100274941 — 4798852 FILE